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                                                                    Exhibit 10.4


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.





                        SALES AND DISTRIBUTION AGREEMENT

This Agreement is entered into this 3rd day of January, 1997 by and between:

                                         Mylan Pharmaceuticals, Inc., a West
                                         Virginia Corporation, with offices
                                         located at 781 Chestnut Ridge Road
                                         Morgantown, West Virginia 26505
                                         (hereinafter referred to as "MYLAN")

and

                                         Penwest, Ltd., a Washington Corporation
                                         with offices located at 2981 Route 22
                                         Patterson, New York 12563-3415
                                         (hereinafter referred to as "PENWEST")


                  WHEREAS, MYLAN develops, manufactures, markets and distributes generic and proprietary pharmaceutical products; and

                  WHEREAS, PENWEST markets, licenses and distributes controlled-release systems for generic and proprietary pharmaceutical products and distributes certain finished pharmaceutical products; and

                  WHEREAS, MYLAN and PENWEST are parties to an agreement dated the 17th of August, 1994 (the "Nifedipine XL Agreement"), detailing the development, marketing and sale of a pharmaceutical product incorporating Nifedipine in a solid-dosage controlled-release delivery system for oral administration in humans in the MYLAN Territory (as therein and hereinafter defined); and

                  WHEREAS, PENWEST and MYLAN believe that the product to be

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made under the Nifedipine XL Agreement may be approvable for sale in certain specified nations outside of the MYLAN Territory as a substitute (referred to as the "Product" herein) for the product marketed in Europe under the name "Adalat LA"; and

                  WHEREAS, PENWEST and MYLAN wish to enter into an agreement whereby MYLAN will manufacture and supply the Product to PENWEST and PENWEST will supply the Product to one or more authorized distributors in certain specified nations outside the MYLAN Territory.

                  NOW, THEREFORE, for and in consideration of the material covenants, promises and agreements contained herein, the receipt and sufficiency of all of which are hereby acknowledged, MYLAN and PENWEST, intending to be legally bound, do hereby agree as follows.

I.                DEFINITIONS.

                  1.1 "Affiliate" shall mean any individual, partnership, corporation, limited company, trust, or other entity of whatever nature (hereinafter collectively referred to as "Person"), which is directly or indirectly controlling, controlled by or under common control with another Person, identifiable based upon the context in which the term is used. The term "control" shall mean the possession of the power to direct or cause the direction of the management and policies and/or the distribution of the profits of a Person.

                  1.2 "Authorized Distributor(s)" shall mean that distributor or distributors selected by PENWEST (subject to Section 2.1) from time to time to register, market and sell the Product in the Territory or defined portions thereof.

                  1.3 "Authorized Distributor Agreement" shall mean that agreement between PENWEST and an Authorized Distributor which establishes that the Authorized Distributor shall register the Product in the Territory or a portion thereof, shall market and sell the Product in the Territory or such portion, and shall pay to PENWEST some form(s) of remuneration for the supply of the Product.

                  1.4 "Bulk Packaging" shall mean ten kg fiber pack double lined with polyethylene bag liners.

                  1.5 "Commercially Reasonable Efforts" shall mean that degree of effort, expertise and resources which a person of ordinary skill, ability, and experience in the matters addressed herein would utilize and otherwise apply with respect to fulfilling the obligations assumed hereunder.

                  1.6 "MYLAN Cost of Product" shall mean MYLAN's per tablet actual

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direct materials (other than TIMERx-N), manufacturing costs, and allocable indirect costs relating to the manufacture of the Product. Currently, the estimated MYLAN Cost of Product is ***************** for each 30mg tablet and *************************** ********** for each 60mg tablet. These estimates are based on a developmental formulation and could change based upon final formulation.

                  1.7 "MYLAN Manufacturing Technology" shall mean that information from MYLAN reasonably necessary to enable the Authorized Distributor to manufacture the Product pursuant to the terms and conditions of this Agreement in the event MYLAN is unable to supply the Product. The MYLAN Manufacturing Technology shall be specifically agreed to herein by the Parties as confidential and shall be protected by PENWEST and the Authorized Distributor as set forth in Section 11.15 herein.

                  1.8 "MYLAN Territory" shall mean the United States, Canada and Mexico, and their respective territories and possessions.

                  1.9 "Other Compensation" shall mean all compensation other than the Product Sales Price received by PENWEST generated by the license and/or sale of the Product to the Authorized Distributor including, but not limited to, royalties, license fees, and marketing and distribution fees.

                  1.10 "Product" shall mean those pharmaceutical products in finished dosage form supplied in Bulk Packaging which are intended, in their 30mg and 60mg versions, to be a generic version of (or otherwise a substitute for) Adalat LA, meeting the Specifications set forth in Exhibit 1, it being understood that the 90mg version of the product to be made under the Nifedipine XL Agreement may also be a "Product" covered by one or more Authorized Distributor Agreements (although the 90mg version is not now contemplated to be covered by the proposed agreement with Sanofi Winthrop International S.A. ("Sanofi")). If the 90mg version is covered by an Authorized Distributor Agreement, MYLAN and PENWEST will negotiate in good faith as to the pricing and costs for the certification and supply thereof under this Agreement.

                  1.11 "Product Sales Price" shall mean the total amount received by PENWEST from any Authorized Distributor for the sale of the Product, where such amount is measured on a per-tablet basis and is not contingent on the Authorized Distributor's resale thereof, and not including any Other Compensation.


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                  1.12 "Sales Royalties" shall mean that portion of the Other
Compensation which is designated as a royalty for, and is measured by, the sales of the Product by an Authorized Distributor or its subdistributors.

                  1.13 "Specifications" shall mean the specifications for the Product as set forth in Exhibit 1 hereto, and which, except as otherwise explicitly stated in such Exhibit, shall indicate that the Product hereunder shall be in all respects the same, and of at least as high a quality, as the Designated Product to be produced by MYLAN under the Nifedipine XL Agreement.

                  1.14 "Territory" shall mean the nations of Belgium, France, Ireland (Eire), Italy, Netherlands, the United Kingdom and all nations of Latin America (i.e., Central and South America, not including Mexico).

                  1.15 "TIMERx" shall mean the Formulated TIMERx defined in the Nifedipine XL Agreement.

                  1.16 "TIMERx Cost of Materials" shall mean, with respect to Product ordered **************************************************************
******************************************************** (the "Initial Period"),
*************** the then-current price of the TIMERx to be supplied to MYLAN under Section 6.2 hereof, and as specified in the Nifedipine XL Agreement; provided, however, that if there is, during the Initial Period, an increase in the price of the tangible raw materials included in the TIMERx that is significantly in excess of the increase in the Producers' Price Index for the comparable period, the TIMERx Cost of Materials shall, at PENWEST's election, be subject to adjustment under the next sentence prior to the end of the Initial Period. After the end of the Initial Period (or such earlier time as may be applicable pursuant to the proviso in the preceding sentence), the TIMERx Cost of Materials shall be adjusted ********************** and shall mean TIMERx Technologies'**************************************************************
************************************************************** to be provided under Section 6.2 hereof following the end of the Initial Period (or such earlier time as may be applicable).

II.               SCOPE OF AGREEMENT

                  2.1 Pursuant to the terms and conditions of this Agreement, MYLAN shall manufacture and supply the Product to PENWEST for marketing, distribution, and sale in the Territory by the Authorized Distributor(s). Provided however, that,

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********************************************************************************
********************************************************************************
********************************************************************************
*****************. MYLAN may present potential Authorized Distributors to PENWEST for PENWEST's consideration at any time during the term of this Agreement. In the event that either party presents a potential Authorized Distributor to the other party, said other party shall respond within thirty days by accepting or rejecting the proposed Authorized Distributor. A failure to respond shall be deemed an acceptance by said other party. An acceptance or rejection of an Authorized Distributor shall mean that the parties agree or do not agree to proceed with discussions and negotiations with said Authorized Distributor. It is specifically recognized by both parties that the discussions and negotiations may not lead to an Authorized Distributor Agreement and neither party makes any warranty as to the success of the negotiations leading to an Authorized Distributor Agreement.

                  2.2 The terms of the Authorized Distributor Agreement(s), if any, shall be determined by PENWEST and the Authorized Distributor, provided that none of such terms shall conflict with this Agreement nor preclude PENWEST's compliance with this Agreement, specifically including, but not limited to, protecting the confidentiality of the MYLAN Manufacturing Technology. MYLAN shall be entitled to review the terms and conditions of any Authorized Distributor Agreement. It is understood that, while PENWEST intends to attempt to obtain and to maintain one or more Authorized Distributors, it has not committed that it will be able to do so and will have no liability to MYLAN for any failure to do so. Except as set forth in Section 2.3 and Section 5.7, MYLAN shall have no responsibility for assisting PENWEST or the Authorized Distributor in obtaining registrations or approval to market the Product in the Territory.

                  2.3 Upon request for specific information by PENWEST and/or an Authorized Distributor, MYLAN shall, at no significant expense to MYLAN, provide to the Authorized Distributor, in a reasonably timely manner, such information in its possession necessary to allow the Authorized Distributor to obtain and maintain regulatory approval to market the Products in the Territory. Such disclosures shall include, after receipt of reasonable prior notice to MYLAN, MYLAN's giving duly accredited representatives of PENWEST and/or the Authorized Distributor(s) access at all reasonable times during regular business hours to inspect and audit any relevant records of MYLAN's plant in which the Product or any raw materials therefor are produced, packaged or stored, all to the extent required to allow the Authorized Distributor to obtain and maintain regulatory approval to market the

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Products in the Territory. Any such disclosure shall be subject to the
Confidentiality provisions set forth herein. PENWEST shall confirm the date of submission of all applications for required registrations and approvals from any applicable regulatory authority in the Territory and then quarterly inform MYLAN in writing about the status of said application in the Territory, as such information is available to PENWEST from the Authorized Distributor. PENWEST shall also obtain the agreement of the Authorized Distributor(s) ************ to obtain the necessary registrations in the Territory and to market and sell the Product in the Territory.

III.              TERM

                  The Term of this Agreement shall begin on the date first hereinabove entered and shall continue for a period of ten (10) years ("Initial Term") or, if later, until the expiration of the term of any Authorized Distributor Agreement then in force, provided that MYLAN was given notice of such term of the Authorized Distributor Agreement at least ******************* prior to its execution and MYLAN did not object thereto in writing within such period; provided, however, that MYLAN has already received notice of the proposed term of an agreement with Sanofi, as set forth in Exhibit 2 hereto, and need not be given further notice thereof as to that agreement. The Term of this Agreement shall automatically renew for additional terms of one (1) year ("Additional Terms") unless, not later than six (6) months prior to the end of the Initial Term or any Additional Term, one party provides written notice to the other party that the term of this Agreement will not be renewed past the end of such then-current term. The term of this Agreement will, at PENWEST's option, remain in effect as specified herein notwithstanding the earlier termination of the Nifedipine XL Agreement, but only if such termination is as a result of: (i) the expiration of the Term of the Nifedipine XL Agreement or
(ii) the breach of the Nifedipine XL Agreement by MYLAN. In the event the Term of this Agreement exists beyond the term of the Nifedipine XL Agreement, those terms and provisions contained in the Nifedipine XL Agreement, which are necessary for MYLAN to perform under this Agreement shall survive as if fully set forth herein.

IV.               INDEMNIFICATION AND INSURANCE

                  4.1 MYLAN agrees to indemnify, defend and hold PENWEST harmless from and against any and all liabilities, damages, costs or expenses, including reasonable attorney's fees, ("Losses") resulting from or arising out of MYLAN's manufacturing, storage, handling, distribution, and/or delivery of the

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Product at the FOB delivery point, the execution of MYLAN of this Agreement, the performance or breach by MYLAN of its representations, warranties or obligations under this Agreement, the negligence or willful misconduct of MYLAN, its employees or its agents (collectively "MYLAN Activities"), including without limitation any matters or MYLAN Activities that would be the responsibility of MYLAN as provided under the Nifedipine XL Agreement (that is, as if the Nifedipine XL Agreement contemplated the manufacture and sale of the Product for distribution in the Territory pursuant to this Agreement), except: (1) to the extent such Losses result from PENWEST Activities (as defined in Section 4.2); and (2) MYLAN's indemnity, defense and hold harmless responsibilities as to claims of patent infringement in the Territory shall apply only to infringements of which MYLAN knew or (without undertaking any special investigation) had reason to know prior to the delivery at the FOB delivery point to PENWEST of the units of the Product at issue, and of which MYLAN failed to inform PENWEST in writing at or prior to the earlier of such delivery or thirty (30) days following MYLAN's first obtaining such knowledge or reason to know.

                  4.2 PENWEST agrees to indemnify, defend and hold MYLAN harmless from and against any Losses resulting from or arising out of PENWEST's or any Authorized Distributor's re-packaging, labeling, testing, storage, handling, distribution, delivery, marketing and/or sale of the Product (including without limitation the Consignment Inventory), the execution by PENWEST of this Agreement, the breach by PENWEST of its representations, warranties or obligations under this Agreement, the negligence or willful misconduct of PENWEST, its employees or its agents (collectively "PENWEST Activities"), including without limitation any matters or PENWEST Activities that would be the responsibility of PENWEST as provided under the Nifedipine XL Agreement, except to the extent such Losses result from MYLAN Activities (as defined in Section 4.1).

                  4.3 A party seeking indemnification ("Indemnified Party"), shall notify, in writing, the other party ("Indemnifying Party") within ****************** of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification. An Indemnified Party's failure to so notify the Indemnifying Party shall not, however, relieve such Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, the opportunity to remedy or otherwise mitigate the event or activity(ies) giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional liquidated or other readily quantifiable damages as a

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result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit, or other proceeding in connection with which the Indemnified Party claims indemnification hereunder. The Indemnified Party shall have the right, at its own expense, to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the Indemnifying Party has acknowledged its obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the right to select counsel, settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the Indemnifying Party shall deem appropriate, subject to any reasonable objection of the Indemnified Party. If the defendants in any such action include both MYLAN and PENWEST, and either party concludes that there may be legal defenses available to it which are different from, additional to, or inconsistent with, those available to the other, that party shall have the right to select separate counsel to participate in the defense of such action on its behalf, and such party shall thereafter bear the cost and expense of such separate defense.

                  4.4 Each party shall, at its own cost and expense, obtain and maintain from a qualified insurance company comprehensive general liability and products liability insurance coverage during the term of this Agreement. Such insurance shall be in an amount no less than ********************************* combined single limit for each occurrence for bodily injury and/or property damage. Each party agrees to provide the other party with a certificate of insurance evidencing such insurance within thirty (30) days after the execution of this Agreement and again thereafter from time to time as reasonably requested by such other party.


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V.                PRODUCT PRICING

                  5.1 The price of the Product to be supplied to PENWEST under this Agreement shall have four components as described in Sections 5.2, 5.3, 5.4, and 5.7.

                  5.2 The first component of the price shall *******************
********************************.

                  5.3 The second component of the price shall be *************** *********************************************************** pursuant to
Section 6.2 and ****************************************************************
********************************.

                  5.4 The third component of the price shall *******************
**************************************************************************
********************************.

                  5.5 Except with respect to ****** of the tablets in the Consignment Inventory, the first component of the price will be invoiced to PENWEST upon Product shipment from Mylan to PENWEST, on ********* payment terms. The second component of the price will be invoiced to PENWEST upon Product shipment, on ********** payment terms, including with respect to any Consignment Inventory tablets. The third component of the price for all tablets, including any Consignment Inventory tablets, will be paid to MYLAN within ********* days following the receipt by PENWEST of the Product Sales Price; provided that in no case shall the total of the first, second and third components exceed the Product Sales Price for the respective tablets. If the total of these components exceeds the Product Sales Price in any instance, the difference will be carried over for purposes of Section 5.7.

                  5.6 Payment of the first component of the price with respect to **** ***** of the tablets in the Consignment Inventory will be paid to MYLAN within ********* following the receipt by PENWEST of the Product Sales Price for the tablets drawn by the Authorized Distributor from the Consignment Inventory on a FIFO basis as described in Section 6.8, and, if not previously paid, shall be paid within ********* following the receipt by PENWEST of the Product Sales Price for the last tablets drawn by the Authorized Distributor from the Consignment Inventory, either at the end of the term of the Authorized Distributor Agreement or otherwise at the exhaustion of such inventory, such as in the circumstances described in Section 6.9.


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                  5.7 The fourth component of the price shall be a further sum
(the "Other Compensation Payment") equal to ******************, if any, received from an ******************. The Other Compensation Payment will be payable within ********* following the receipt by PENWEST of such Other Compensation. Provided, however, if the combined first, second, and third components of the price exceeded the Product Sales Price in any instance, that excess shall be so paid to MYLAN from the Other Compensation, if any, and ********* of the balance of the Other Compensation shall then be paid to MYLAN under this Section. If additional biostudies should be required for Product approval in the Territory, MYLAN and PENWEST will ********* ********* the cost of additional biostudies. PENWEST shall **************** for said required biostudies and shall be reimbursed the amount from Other Compensation until such amount has been recovered by PENWEST up to a maximum of **********. The necessity of such studies shall be agreed to by both MYLAN and PENWEST.

VI.               SUPPLY OF PRODUCT

                  6.1 As provided herein, PENWEST shall purchase in whole lot quantities, and MYLAN will supply PENWEST with, sufficient quantities of Product to meet all of the requirements therefor of each Authorized Distributor during the term of this Agreement; provided, however, that MYLAN will supply, in less than whole lot quantities, up to a ****************** as reasonably requested for use in the testing and certification of the Product and its manufacture. MYLAN and PENWEST will share equally the costs of such testing and certification quantities by adjustments to the amounts payable from Other Compensation. To the extent permitted under applicable law, PENWEST shall cause the Authorized Distributor(s) to agree that they shall purchase all of their requirements for the Product from PENWEST during such period, subject to such commercially reasonable contingent agreements (the "Contingent License") as PENWEST may make to permit one or more Authorized Distributors to manufacture the Product on its own (or to obtain it from an alternate source) in the event that MYLAN is not able, or for any reason fails, for any continuous period in excess of *********, or has been so unable, or has so failed, for any cumulative period of ***************************, to supply PENWEST hereunder Product sufficient in quantity and quality to meet such Authorized Distributor's requirements therefor, including without limitation the Consignment Inventory described in
Section 6.8.

                  6.2 MYLAN shall purchase and PENWEST shall supply TIMERx for use in the manufacture of the Product pursuant to this Agreement at the price, and on the terms, set forth in the Nifedipine XL Agreement. Following the FDA U.S.

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approval of the Designated Product for sale under the Nifedipine XL Agreement, quantities to be purchased hereunder shall be added to the estimates and orders called for under the Nifedipine XL Agreement. If PENWEST notifies MYLAN of an Authorized Distributor's estimates for Product to be ordered hereunder (whether before or after FDA approval of the Designated Product for sale in the Mylan Territory under the Nifedipine XL Agreement), MYLAN shall time its orders for TIMERx accordingly, as if (for such scheduling purposes) the Authorized Distributor's requested shipment dates were the dates for MYLAN's sales of the Designated Product under the Nifedipine XL Agreement. Payment for the TIMERx shall be made as provided in the Nifedipine XL Agreement.

                  6.3 All sales of Product shall be F.O.B., Morgantown, West Virginia, or Caguas, Puerto Rico, as MYLAN may specify (but no change from one location to the other shall be made on less than 45 days' prior written notice), and PENWEST or the Authorized Distributor (as they may agree) shall bear all transportation, insurance, taxes, duties, and other costs and risks of loss, spoilage and damage associated with the shipping and delivery of Product to PENWEST or the Authorized Distributor.

                  6.4 MYLAN shall be responsible to obtain and maintain any and all regulatory approvals and licenses for the manufacture of the Product by it in West Virginia and/or in Puerto Rico and for export from those locations to the Territory. MYLAN warrants that it will not change or modify the formulation, manufacturing methods, Bulk Packaging specifications, and/or Product Specifications as provided hereunder, without at least thirty days' prior written notice to PENWEST. If MYLAN is required by the FDA to change the formulation, manufacturing methods, or Product Specifications for the product it is then making for sale in the MYLAN Territory, or MYLAN otherwise institutes such changes on its own due to its good faith determination that the same are necessary or beneficial for the production of the product for sale in the MYLAN Territory, and if such changes would require the consent of any regulatory agency in the Territory with regard to the approval or continuing right to use the same in connection with the Product for sale in the relevant country, MYLAN will have the following options, with respect to the relevant country(ies) in the Territory:

                           6.4.1 MYLAN may continue to manufacture the Product under the prior formulation, manufacturing methods and Product Specifications, for supply under this Agreement, and Section 1.6.2 will be applicable;

                           6.4.2 where such changes may reasonably be acceptable to the relevant regulatory agency(ies), MYLAN may assist PENWEST and the Authorized Distributor to secure the approval from the relevant health

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                                    regulatory agency(ies) in the Territory for
                                    its making the same changes with respect to the Product to be supplied under this Agreement, including without limitation MYLAN's sharing equally with PENWEST the costs of all reasonable efforts to secure such approval(s);

                           6.4.3 MYLAN may permit this circumstance to be a triggering event that brings into effect the Contingent License, without the contingency of the passage of the 30 days specified in
                                    Section 6.1.

MYLAN must pursue at least one of these options with respect to each applicable country in the Territory at all times, in such a circumstance. MYLAN may pursue more than one of these options simultaneously as follows: If MYLAN pursues the option in 6.4.1, it may, but it need not, also pursue the option in 6.4.2 (and, in either case, the option in 6.4.3 would not be then applicable). If MYLAN pursues the option in 6.4.3, it may, but it need not, also pursue the option in
6.4.2 (but, in either case, the option in 6.4.1 would not be then applicable). MYLAN must pursue either 6.4.1 or 6.4.3 in conjunction with 6.4.2, if it elects to pursue 6.4.2 at all.

                  6.5 At least ********* before an Authorized Distributor begins sale of the Product, PENWEST shall deliver to MYLAN a written, non-binding estimate of all the Authorized Distributor's requirements of Product for the ********* ********* period following the anticipated first commercial sale by the Authorized Distributor. PENWEST will deliver to MYLAN updates to such estimates on or before the first day of each ********* thereafter during the term of this Agreement, which updates may revise estimates previously submitted and will add estimates for additional months so that at all times such estimate shall cover the ****************** ********* period following the end of the ********* in which the estimate is made. MYLAN shall not be obligated to supply the Authorized Distributor with quantities of the Product during any ********* in excess of ****************** of the quantities estimated in the Authorized Distributor's highest written estimate applicable to that *********.

                  6.6 PENWEST shall deliver to MYLAN a firm written order stating the Authorized Distributor's requirements for Product no less than ********* in advance of the requested delivery date therefor. To the extent practicable, PENWEST will group into single orders all such requirements for each Authorized Distributor

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for the entire Territory for each ********* covered by each such order.

                  6.7 No order for the Product hereunder may be cancelled or deferred by PENWEST except by written notice delivered to MYLAN at least ********* prior to the scheduled delivery date. No orders may be cancelled or deferred (even with such ********* notice) without MYLAN's approval if such cancellation or deferral would reduce PENWEST's or the Authorized Distributor's purchases for the ********* *************************** of the highest quantities of the Product estimated as to such
*********.
                  6.8 MYLAN will supply to PENWEST, to be consigned with the applicable Authorized Distributor, an inventory of approximately ********* production of the Product for such Authorized Distributor, based on PENWEST's projections given under Section 6.5 for the ********* extending beyond the ********* firm ordering period. This shall be referred to as the "Consignment Inventory." The initial Consignment Inventory will be drawn down and replenished on a regular, first-in-first-out basis as the Authorized Distributor takes deliveries therefrom for its sales. The parties agree that each of them will *************************** of the MYLAN Cost of Product for the Consignment Inventory at any given time.

                  6.9 Subject to and conditional upon the failure of MYLAN to meet the PENWEST Authorized Distributor's requirements for Product as described in Section 6.1, upon the request of PENWEST, MYLAN grants to PENWEST, as part of the Contingent License, a license under the MYLAN Manufacturing Technology to have made by the Authorized Distributor Product for sale in the Territory during the term of the Authorized Distributor Agreement. Said license shall exist only for those periods, if any, in which MYLAN is unable to supply the Product, plus an additional period of up to ********* after MYLAN's notice that it is again able and ready to supply the Product, during which the Authorized Distributor will be entitled to exhaust work-in-process and any inventory of finished goods. Neither PENWEST nor the Authorized Distributor shall have the right to grant a sublicense hereunder (other than by PENWEST to the Authorized Distributor) without the prior written consent of MYLAN, which consent shall not be unreasonably withheld. In order to facilitate the communication of the MYLAN Manufacturing Technology to the Authorized Distributor and the certification of its facility as contemplated herein, such that there will be no significant delay in doing so if PENWEST's rights under this Section 6.9 ever become applicable, MYLAN will exert reasonable efforts to disclose the MYLAN Manufacturing Technology to the Authorized Distributor(s) designated for such purpose by PENWEST, including without limitation by making knowledgeable MYLAN personnel reasonably available, at a consulting fee not in excess of MYLAN's

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


actual costs, to consult with the Authorized Distributor or with representatives of PENWEST who may then consult in turn with the Authorized Distributor, all to the extent necessary to enable the Authorized Distributor to produce Product that would otherwise have been supplied by MYLAN. MYLAN will make such disclosure and provide such consultation within a reasonable time following the signing of this Agreement, and in any event prior to the filing by the Authorized Distributor of the first Product License Application for the Product to be filed by such Authorized Distributor in the Territory, it being understood, however, that such early consultation shall not give the Authorized Distributor any right to make any production use of the MYLAN Manufacturing Technology unless and until the license under this Section becomes applicable, other than in connection with obtaining the advance regulatory certification in the Territory of the Authorized Distributor's own facility as an approved alternate site of manufacture of the Product. This Section and the license described will survive the termination of this Agreement due to any breach by MYLAN, for the balance of the Term otherwise provided for in Section 3.1.

                  6.10 In the event that, and for so long as, MYLAN is unable due to causes beyond its control to supply product to PENWEST and the Authorized Distributor, and Section 6.9 is instituted, or if Section 6.9 is instituted as described in 6.4.3, PENWEST shall, in lieu of the price and payments described in Section 5, pay to MYLAN in consideration of the grant of such license to the MYLAN Manufacturing Technology an amount equal to ********* of the Sales Royalties received from the Authorized Distributor making the Product using the MYLAN Manufacturing Technology as permitted under Section 6.9.

                  6.11 If and to the extent that the failure of MYLAN described in Section 6.9 is due to causes beyond MYLAN's control, and if MYLAN establishes to PENWEST's reasonable satisfaction that MYLAN is diligently attempting through its best efforts to remove or resolve such causes such that MYLAN will be able, or will again be able, to supply the Product as contemplated herein (which, in the circumstances described in Section 6.4, will require, at a minimum, that 6.4.2 be applicable and that MYLAN actively and continuously pursue the option described in 6.4.2), PENWEST shall, in addition to the sums payable under Section 6.10, pay to MYLAN a further sum equal to *********:

                           6.11.1   ******************************************
                                    ******************************************
                                    ******************************************

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


                                    ******************************************
                                    ********** as permitted under Section 6.9
                                    for the supply by PENWEST of TIMERx to be
                                    used in such manufacturing, ***************
                                    ************************** ****** therefor;
                                    *******

                           6.11.2   ********************************************
                                    *********** for by such Authorized
                                    Distributor during such period as to which MYLAN so establishes that it is diligently making such attempts to remove or resolve such causes of MYLAN's disability to supply the Product.

VII.              REGULATORY OR MEDICAL INQUIRY

         7.1 PENWEST shall require the Authorized Distributor to report to MYLAN by facsimile any and all Serious Adverse Drug Experiences related to the Product within twenty-four (24) hours of receipt of notice with a hard copy by mail sent out to MYLAN by the end of business on the date such notice is received. PENWEST shall require the Authorized Distributor to report all other Adverse Drug Experiences to MYLAN by mail sent out within three (3) business days from the date such notice is received. For purposes of this Agreement, Adverse Drug Experience and Serious Adverse Drug Experience, (collectively referred to as "Experiences"), shall be defined as set forth in 21 C.F.R. 314.80(a), and as amended from time to time. Any notice made pursuant to this section shall contain:

-        The name, address and status (e.g. physician, patient) of the reporter.

-        The nature, duration and result of the event.

-        MYLAN lot number of the Product, if possible.

-        The name of person taking the call.

-        The date and time the event was reported.

-        The patient's name or initials, sex and age, if possible.

- Name of Product and daily dosage of the Product and was use discontinued.

MYLAN will report all Experiences to the FDA as per regulations. PENWEST shall require the Authorized Distributor to do all investigation necessary to comply with the relevant regulatory agency in the Territory. PENWEST will require the Authorized Distributor to obtain the information ("Investigation Information") as set forth on the information sheet attached as Exhibit 3 to this Agreement. For Serious Adverse Drug Experiences, PENWEST will require the Authorized Distributor to forward the Investigation Information to MYLAN within three (3) business days after the information is received by the Authorized Distributor and for all other Adverse Drug Experiences, the distributor will forward the Investigation Information to MYLAN within three (3) business days of the completion of the investigation to allow MYLAN to report the Experiences to the FDA in a timely manner as set forth in 21 C.F.R. 314.80. PENWEST shall require the Authorized Distributor to provide all reasonable assistance to MYLAN, at MYLAN's expense, in any additional follow-up deemed necessary by MYLAN. Notwithstanding anything else contained herein, any notice made pursuant to this section shall be in English and sent to the attention of Ellen Sarris, MYLAN Pharmaceuticals Inc., 781 Chestnut Ridge Road, Morgantown, West Virginia, 26505.

         7.2 Each party shall promptly notify the other of any fact, circumstance, condition or knowledge dealing with the Product of which the party becomes aware that bears upon the safety or efficacy of the Product. Each party shall immediately notify the other of any inspection or audit relating to Product, by any governmental regulatory authority in the Territory. If a representative of the governmental authority takes samples in connection with such audit or inspection, the parties shall immediately provide each other, as appropriate, samples from the same batch. PENWEST and MYLAN also agree to discuss any responses to observations or notifications received and to give the other party an opportunity to comment on any proposed response before it is made.

VIII.    REPRESENTATIONS AND WARRANTIES

         8.1 REPRESENTATIONS AND WARRANTIES BY MYLAN. MYLAN hereby represents and warrants to PENWEST as follows:

                  (a) MYLAN is a corporation duly organized and validly existing under the laws of the State of West Virginia;

                  (b) MYLAN has the requisite corporate authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (c) Any Product delivered by MYLAN to PENWEST shall, at the time of shipment, be in full conformity with the Specifications and have been manufactured, labeled, packaged, stored and shipped by MYLAN in conformity with all laws, including without limitation those of the place of manufacture and those applicable in the nations in which the Authorized Distributor(s) will sell the Product, it being understood that PENWEST will obtain the agreement of the Authorized Distributor(s), if any, that the Product will not be required to differ in various nations, although various nations may impose differing standards and requirements for tests and certificates of analysis;

                  (d) The execution and performance of MYLAN's obligations hereunder are not and will not be in violation of or in conflict with any material obligation it may have to any third party; and

                  (e) MYLAN has and will maintain throughout the term of this Agreement all federal, state and local permits, licenses, registrations and other forms of governmental authorization and approval as required by law in order for MYLAN to execute and deliver this Agreement and to perform its obligations hereunder, and MYLAN will perform such obligations in accordance with all applicable laws.

EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.1 AND/OR THIS SECTION 8.1, MYLAN MAKES NO REPRESENTATION OR WARRANTY AS TO THE PRODUCT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND MYLAN SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

         8.2 REPRESENTATIONS AND WARRANTIES BY PENWEST. PENWEST hereby represents and warrants to MYLAN as follows:

                  (a) PENWEST is a corporation duly organized and in good standing under the laws of Washington;

                  (b) PENWEST has the requisite corporate authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (c) The execution and performance of PENWEST's obligations hereunder, are not and will not be in violation of or in conflict with any material obligations it may have to any third party; and

                  (d) PENWEST has and will maintain throughout the term of this Agreement all federal, state and local permits, licenses, registrations and other forms of governmental authorization and approval as required by law in order for PENWEST to execute and deliver this Agreement and will perform its obligations hereunder in accordance with all applicable laws.

EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.2 AND/OR THIS SECTION 8.2, PENWEST MAKES NO REPRESENTATION OR WARRANTY AS TO THE PRODUCT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND PENWEST SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NON-INFRINGEMENT.

IX.      NOTICES

         9.1 Any notices or reports required or permitted under this Agreement shall be deemed to have been given for all purposes if mailed by first class certified or registered mail or transmitted electronically by telefacsimile with mailed confirmation copy to the following address of either party;

         For MYLAN:
                                             MYLAN PHARMACEUTICALS INC.
                                             781 Chestnut Ridge Road
                                             Morgantown, West Virginia, 26505
                                             Fax:  (304) 599-7284
                                             Attn: Gregory Ford
                                             Associate Director of
                                              Business Development

         For PENWEST:
                                             PENWEST, LTD.
                                             2981 Route 22
                                             Patterson, New York, 12563-3415
                                             Fax:  914-878-3420
                                             Attn: Paul K. Wotton
                                                   Vice President,
                                                   Business Development


X.       FURTHER ASSISTANCE

         Each of PENWEST and MYLAN agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, or the providing of samples to obtain FDA or other regulatory agency approval in the Territory, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of this Agreement.

XI.      MISCELLANEOUS

         11.1     BREACH AND DISPUTE RESOLUTION:

         Should the parties to this Agreement fail to resolve any controversy or claim arising out of or relating to the interpretation or application of any term or provision set forth herein, or the alleged breach thereof, such controversy or claim shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered pursuant to the terms set forth herein may be entered in any court having jurisdiction of the party against whom the award is rendered. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding upon the parties and their Affiliates. Any arbitration held pursuant to this Agreement shall be held in Washington, D.C., or such other site as the parties may mutually agree. All costs and expenses including reasonable attorney's fees and the fees and expenses of the arbitrators and the AAA, incurred in the enforcement of this Agreement shall be paid to the prevailing party by the non-prevailing party, provided that the same may be apportioned between the parties by the arbitrators if they determine that each party has prevailed in part. Notwithstanding the foregoing, either party may, on good cause shown, seek a temporary restraining order and/or a preliminary inunction from the court of competent jurisdiction, to be effective pending the institution of the arbitration process and the deliberation and award of the arbitration panel.

11.2     GOVERNING LAW; SEVERABILITY:

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws rules. To the extent any provision or term set forth herein is or becomes unenforceable by operation of law, such unenforceability shall not affect the remaining provisions of this Agreement. The parties agree to renegotiate in good faith any provision or term held to be unenforceable and to be bound by the mutually agreed substitute provision.

         11.3     WAIVER:

         The waiver by either party to this Agreement of a breach of any provision set forth herein or of any right contained herein shall not operate as or be construed as a continuing waiver of any subsequent breach or right granted herein.

         11.4     PARTIES BOUND:

         This Agreement shall be binding upon and inure to the benefit of the parties

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


hereto and their Affiliates, successors and permitted assigns; provided, however, that except for assignments or delegations to Affiliates of a party (which shall not release such party from any of its rights or responsibilities hereunder), or as part of the transfer of all or substantially all assets to a single buyer or pursuant to a merger or other corporate reorganization (which in PENWEST's case hereunder shall refer to the assets of, or the merger or other reorganization of, the PENWEST Pharmaceutical Group), or as otherwise specifically permitted hereunder, neither party shall assign or delegate any of its rights or obligations hereunder at any time without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         11.5     FORCE MAJEURE:

         If either party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein, by reason of force majeure, including, by way of example and not of limitation, fire, flood, explosion, storm, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities (including, but not limited to, lack of a sufficient governmentally-mandated quota for the Product) or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing contingencies or not, said party shall provide written notice of same to the other party. Said notice shall be provided within five (5) working days of the occurrence of such event and shall identify the requirements of this Agreement or such of its obligations as may be affected, and to the extent so affected, said obligations shall be suspended during the period of such disability.

         11.6     NO ORAL MODIFICATIONS:

         No change, modification, amendment or waiver of any obligation, term or provision contained herein shall be valid or enforceable unless same is reduced to writing and signed by a duly authorized representative of each of the parties to be bound hereby.

         11.7     INDEPENDENT CONTRACTORS:

         This Agreement
********************************************************************************
********************************************************************** and each party's performance hereunder is that of a separate, independent entity.

         11.8     NO IMPLIED RIGHTS:

         Nothing in this Agreement shall be deemed or implied to be the grant by one party to the other of any right, title or interest in the Product, Intellectual Property or any other proprietary right of the other except as is expressly provided for herein.

         11.9     MODIFICATION BY OPERATION OF LAW:

         If any of the terms or provisions of this Agreement are in or come into conflict with any applicable law within the Territory then such term or provision shall be deemed inoperative to the extent it may conflict therewith and shall be deemed to be modified to conform with such law unless such modification would render the affected provision inconsistent with or contrary to the intent of the parties. However, in the event the terms and conditions of this Agreement are materially altered as a result of this subsection, the parties shall in good faith attempt to renegotiate said terms and conditions to resolve any disputes related thereto. Should they be unable to agree on suitable substantial language the issue shall be referred to arbitration pursuant to
Section 11.1.

         11.10  CAPTIONS:

         Paragraph and section headings are provided for convenience only and are not to be used in construing the intent of the parties.

         11.11  ENTIRE AGREEMENT:

         This instrument and the Exhibits and Schedules attached hereto, contains, together with the Nifedipine XL Agreement, the entire agreement between the parties and supersedes all prior drafts or understandings with respect to its subject matter.

         11.12  COUNTERPARTS:

         This Agreement may be executed in two (2) counterparts each of which is to be considered an original and taken together as one and the same document.

         11.13  DOCUMENT PREPARATION:

         The parties acknowledge that this Agreement is a product of extensive negotiations and that no inference should be drawn regarding the drafting or preparation of this document.

         11.14    SINGULAR AND PLURAL:

         The singular form of any noun or pronoun shall include the plural when the context in which such a word is used is such that it is apparent the singular is intended to include the plural or vice versa.

         11.15    CONFIDENTIALITY:

         In the course of performance under this Agreement, a party may disclose to the other confidential information belonging to such party in writing, orally or by demonstration or sample, which information is marked or stated in writing at or within thirty (30) days after its disclosure to be "confidential" or "trade secret" information. All such confidential information of a party shall be maintained in confidence by the other and will not be used by the other party for any purpose except as authorized hereunder. Each party shall exercise, and shall cause its Affiliates, sublicensees and consultants to exercise, a reasonable degree of care and at least the same degree of care as it uses to protect its own confidential information of similar nature to preserve the confidentiality of such information of the other party. Each party shall safeguard such information against disclosure to third parties, including without limitation employees and persons working or consulting for such party that do not have an established, current need to know such information for purposes authorized under this Agreement. This obligation of confidentiality does not apply to information and material:

                  a. that were properly in the possession of the receiving party, without any restriction on use or disclosure, prior to receipt from the other party;

                  b. that are at the time of disclosure hereunder in the public domain by public use, publication, or general knowledge;

                  c. that become general or public knowledge through no fault of the receiving party or its Affiliates or sublicensees following disclosure hereunder;

                  d. that are properly obtained by the receiving party from a third party not under a confidentiality obligation to the disclosing party hereto;

                  e. that are independently developed by or on behalf of the receiving party without the use or assistance of the confidential information of the other party;

                  f. that consist merely of an idea or conception for the combination of one or more active ingredients with a controlled-release agent such as TIMERx; or

                  g. to the extent the same are required to be disclosed by order of any court or governmental authority; provided, however, that the receiving party shall use its best efforts to give the disclosing party prior notice of any such disclosure so as to afford the disclosing party a reasonable opportunity to seek, at the expense of the disclosing party, such protective orders or other relief as may be available in the circumstances.

         Neither party shall make any public announcement or other publication regarding this Agreement (whether as to the existence or terms hereof) or the development work or project hereunder or the results thereof without the prior, written consent of the other party, which consent shall not be unreasonably withheld; provided that the foregoing shall not prohibit any disclosure which, in the opinion of counsel to the disclosing party, is required by any applicable law or by any competent governmental authority. In no event shall either party make any disclosure of any such results before a patent application has been filed with respect thereto, except upon the prior written approval of the other party.

         11.16  INSPECTION AND AUDIT:

                  a. Each party shall maintain all records attributable to the matters contemplated herein according to its normal corporate and accounting procedures. Either party, upon reasonable notice to the other party, shall have the right to inspect said other party's records, and relevant facilities, during normal business hours.

                  b. In the event either party receives notice of an inspection or other notification by a governmental entity, including FDA, relating to the Products or other matters within the scope of this Agreement, the party in receipt of such notice of an inspection or other notification will notify the other party within twenty-four (24) hours of when such notice or notification is received, and provide to such other party, within seventy-two (72) hours, copies of all relevant documents, including FDA Forms 482, 483, warning letters, and other correspondence and notifications as such other party may reasonably request. PENWEST and MYLAN agree to cooperate with each other during any inspection, investigation or other inquiry by FDA or any governmental entity, including providing information and/or documentation as required by the FDA or other governmental entity. To the extent permissible, PENWEST and MYLAN also agree to discuss any response to observations or notifications received and to give the other party an opportunity to comment on any proposed response before it is made. In the event of disagreement concerning the content or form of such response, MYLAN shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and PENWEST shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. Each party shall inform the other of all comments and conclusions received from the governmental authority.

                  c. In the event PENWEST or MYLAN shall be required or requested by a governmental authority, or shall voluntarily decide to recall any Products, MYLAN shall be responsible for coordinating such recall. The parties shall cooperate fully with one another in connection with any recall. If the recall is due to any act or omission of PENWEST or the Authorized Distributor, PENWEST shall reimburse MYLAN for all of the reasonable costs and expenses actually incurred by MYLAN in connection with the recall including, but not limited to, costs of retrieving Products already distributed by MYLAN, and such other costs as may be reasonably related to the recall. If the recall is due to any act or omission of MYLAN, MYLAN shall reimburse PENWEST and the Authorized Distributor for any reasonable costs or expenses actually incurred by PENWEST or the Authorized Distributor in connection with said recall. Pursuant to this section, the party claiming any reimbursement shall provide the other party with reasonable documentation of all reimbursable costs and expenses.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

MYLAN PHARMACEUTICALS, INC.                                PENWEST, LTD.



  /s/ Roderick P. Jackson                             /s/ John V. Talley, Jr.
-----------------------------                       ----------------------------
Signature                                           Signature

      Roderick P. Jackson                                 John P. Talley, Jr.
-----------------------------                       ----------------------------
Name                                                Name

      Senior Vice President                               President, PPG
-----------------------------                       ----------------------------
Title                                               Title

      1/3/97                                              1/3/97
-----------------------------                       ----------------------------
Date                                                Date

                                    EXHIBIT 1



                             PRODUCT SPECIFICATIONS


                                 TO BE PROVIDED

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.




                                    EXHIBIT 2



                       TERM OF PROPOSED SANOFI AGREEMENT:


         The period (not being a period of more than ****** from the Effective Date [of the Sanofi Agreement]) beginning on such Effective Date and ending on the earlier of:

                  1. the ***********************************************
                  anniversary of the first Approval Date in any country in the European portion of the Territory, if either party so notifies the other at least ***************************** prior to such anniversary that the Marketing Period will end on such anniversary; or

                  2. the termination of the License Term and/or the [Sanofi] Agreement as provided therein.

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



                                    EXHIBIT 3

                            INVESTIGATION INFORMATION



                                 TO BE PROVIDED